Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President-Investor Relations & Treasury	Josh Gitelson, Sr. Director-Global Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Fourth Quarter and Fiscal 2025 Results;
Provides Fiscal 2026 Guidance

Boston, MA, May 8, 2025 - Haemonetics Corporation (NYSE: HAE) reported financial results for its fourth quarter and fiscal 2025, which ended March 29, 2025:

	4th Quarter 2025	Fiscal 2025
■Revenue, (decrease) / increase	$331 million, (4)%	$1.361 billion, 4%
■Organic[1] revenue increase	—%	1%
■Earnings per diluted share	$1.17	$3.31
■Adjusted earnings per diluted share	$1.24	$4.57
■Cash flow from operating activities	$117 million	$182 million
■Free cash flow	$95 million	$145 million
[1] Excludes the impacts of currency fluctuation, the divestiture of the Whole Blood product line as of its completion in January 2025 and the acquisitions of the Esophageal Protection product line in April 2024 and of the Sensor Guided Technologies product line through the first anniversary of its acquisition in December 2023.

Chris Simon, Haemonetics’ CEO, stated: "We delivered solid earnings growth in our fiscal 2025, with record margin expansion and strong cash flow as evidence of the health and vitality of our businesses. Our industry-leading NexSys, TEG and VASCADE technologies continue to propel our growth in attractive markets, and we are on track to deliver all of the goals of our four-year long-range plan in fiscal 2026."

GAAP RESULTS

Fourth quarter fiscal 2025 revenue was $330.6 million, down (3.7)% compared with the fourth quarter of fiscal 2024. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	4th Quarter 2025 Reported
Plasma	$126.7	(9.1)%
Blood Center	$56.0	(22.2)%
Hospital	$147.9	12.2%
Total net revenue	$330.6	(3.7)%

Gross margin was 58.4% in the fourth quarter of fiscal 2025, compared with 51.2% in the fourth quarter of fiscal 2024.

The primary drivers of the increase in the gross margin percentage were volume growth in Hospital on higher margin products as well as pricing benefits in all business units, coupled with decreased restructuring costs related to portfolio rationalization initiatives and lower amortization of fair value inventory step-up, partially offset by higher acquisition, integration and divestiture related costs. Operating expenses in the fourth quarter were $121.7 million, a decrease of $24.2 million, or 16.6%, when compared with the prior year period. The decrease in operating expenses was primarily driven by the remeasurement of contingent consideration, lower performance-based compensation and restructuring costs, partially offset by higher acquisition, integration and divestiture-related costs and increased amortization of acquired intangible assets. The Company had operating income of $71.3 million and a 21.6% operating margin in the fourth quarter of fiscal 2025, compared with operating income of $29.9 million and an operating margin of 8.7% in the fourth quarter of fiscal 2024. The income tax rates were 18% and 13% in the fourth quarters of fiscal 2025 and fiscal 2024, respectively. Fourth quarter fiscal 2025 net income and earnings per diluted share were $58.0 million and $1.17, respectively, compared with net income and earnings per diluted share of $20.4 million and $0.40, respectively, in the fourth quarter of fiscal 2024.

ADJUSTED RESULTS

Organic revenue for the fourth quarter of fiscal 2025 decreased 0.2% compared with the same period of fiscal 2024 due to the continued transition of CSL's U.S. disposables business in Plasma. Business unit organic revenue growth rates compared with the prior year period were as follows:

4th Quarter 2025 Organic
Plasma	(8.9)%
Blood Center	(0.2)%
Hospital	8.9%
Total net revenue	(0.2)%

Fourth quarter fiscal 2025 adjusted gross margin was 60.2%, up 620 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage were volume growth in Hospital on higher margin products as well as pricing benefits in all business units.

Adjusted operating expenses in the fourth quarter were $116.7 million, a decrease of $4.2 million or 3.4%, when compared with the prior year period. The decrease in adjusted operating expenses was primarily due to lower performance-based compensation and freight costs, partially offset by growth investments. Adjusted operating income for the fourth quarter of fiscal 2025 was $82.3 million, up $17.7 million or 27.5%, and adjusted operating margin was 24.9%, up 610 basis points, compared with the same period of fiscal 2024. The adjusted income tax rates were 22% and 21% in the fourth quarters of fiscal 2025 and fiscal 2024, respectively.

Fourth quarter fiscal 2025 adjusted net income was $61.6 million, up $15.6 million, or 33.8%, and adjusted earnings per diluted share was $1.24, up 37.8% compared with the same period of fiscal 2024.

SHARE REPURCHASE PROGRAM; NEW AUTHORIZATION

As part of its previously announced $300 million share repurchase program, the Company repurchased 2,386,131 shares of its common stock for $150 million pursuant to an accelerated share repurchase agreement entered into with Goldman Sachs. The initial delivery of 2,022,245 shares occurred during the fourth quarter, with a final delivery of 363,886 shares completed on April 8, 2025. Accordingly, the Company has completed all repurchases authorized under this prior share repurchase program.

In April 2025, the Company’s Board of Directors approved a new share repurchase authorization of up to $500 million of Haemonetics common stock over the next three years. This new share repurchase program will help to offset the dilutive impact of recent and future employee equity grants. In addition to this share repurchase activity, the Company’s capital allocation strategy continues to prioritize funding of planned internal investments to support the business as well as inorganic opportunities to accelerate its long-term growth plans.

Under the share repurchase program, the Company is authorized to repurchase, from time to time, outstanding shares of common stock in accordance with applicable laws on the open market, including under trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and in privately negotiated transactions. The actual timing, number and value of shares repurchased will be determined by the Company at its discretion and will depend on a number of factors, including market conditions, applicable legal requirements and compliance with the terms of loan covenants. The share repurchase program may be suspended, modified or discontinued at any time, and the Company has no obligation to repurchase any amount of its common stock under the program.

BALANCE SHEET AND CASH FLOW

Cash on hand at March 29, 2025 was $306.8 million, an increase of $128.0 million since March 30, 2024, primarily driven by debt financing activities and proceeds from divestitures and sales of other assets and property, plant and equipment, partially offset by the Company’s acquisition of Advanced Cooling Therapy, Inc. (d/b/a Attune Medical) in early fiscal 2025 and share repurchases.

Cash flow from operating activities was $181.7 million and free cash flow was $144.6 million during fiscal 2025, compared with $181.8 million and $117.3 million in fiscal 2024, respectively.
The drivers of nearly flat cash flow from operating activities as compared to the prior fiscal year were increased net income, higher collections of accounts receivable and timing of accounts payable, partially offset by decreased performance-based compensation accruals. Free cash flow was positively impacted by proceeds from the sale of property, plant and equipment and lower additions to Haemonetics equipment compared to prior year, partially offset by higher capital expenditures as compared to the prior fiscal year.

FISCAL 2026 GUIDANCE

The Company issued its fiscal 2026 GAAP total revenue and organic revenue growth guidance as follows:

	Plasma	Blood Center	Hospital	Total Company
Reported	(7 – 10%)	(23 – 26%)	8 – 11%	(3 – 6%)
Currency impact	–	(1) – 0%	–	(1) – 0%
Acquisitions & Divestitures(1)	–	(19%)	–	(4%)
Organic	(7 – 10%)	(4 – 6%)	8 – 11%	(2) – 1%
CSL 2025 US disposables revenue(2)	21%	–	–	8%
Organic, ex-CSL	11 – 14%	(4 – 6%)	8 – 11%	6 – 9%
[1] Reflects adjustment in Blood Center to exclude the impact of the Company's divestiture of its Whole Blood product line in January 2025 and exit of certain liquid solution products.
[2] Reflects adjustment to exclude the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.

Additionally, the Company issued its adjusted operating margin, adjusted earnings per diluted share, and free cash flow guidance as follows:

Adjusted operating margin	26 – 27%
Adjusted earnings per diluted share	$4.70 – $5.00
Free cash flow	$160M – $200M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss fourth quarter and full year fiscal 2025 results on Thursday, May 8, 2025 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register-conf.media-server.com/register/BI8b22e12b203a4693bead05f6d9f68d5d. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/4z9yixt9

The Company has made available on its investor relations website certain supplemental tables that will be referenced during the call and include additional information supporting fiscal 2026 total Company and Hospital reported and organic revenue growth guidance. These supplemental tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/320de990-2769-4b30-beca-eff1ca68bad1

ABOUT HAEMONETICS

Haemonetics is a global medical technology company dedicated to improving the quality, effectiveness and efficiency of health care. Our innovative solutions addressing critical medical needs include a suite of hospital technologies designed to advance standards of care and help enhance outcomes for patients; end-to-end plasma collection technologies to optimize operations for plasma centers; and products to enable blood centers to collect in-demand blood components. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company's strategy for growth; product development, commercialization and anticipated benefits; regulatory approvals; the impact of acquisitions and divestitures; market position and expenditures; and the Company’s market and regional alignment and portfolio rationalization initiatives; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.

Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; any failure to realize the anticipated strategic benefits and opportunities from acquisitions and divestitures; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the market and regional alignment and portfolio rationalization initiatives; the effects of global economic and political conditions, including changing trade and tariff policies and inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; the Company's ability to protect its intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, acquisitions and divestitures. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted interest and other income/expense, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), acquisition, integration and divestiture related costs, divestitures and sale of assets, certain tax settlements, unusual or infrequent and material litigation-related charges, and remeasurement of contingent consideration liability. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures and additions to Haemonetics equipment, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income
(Data in thousands, except per share data)

	Three Months Ended			Year Ended
	3/29/2025	3/30/2024	Inc/(Dec) %	3/29/2025	3/30/2024	Inc/(Dec) %
	(unaudited)			(unaudited)
Net revenues	$330,599	$343,290	(3.7)%	$1,360,824	$1,309,055	4.0%
Cost of goods sold	137,549	167,384	(17.8)%	611,866	617,507	(0.9)%
Gross profit	193,050	175,906	9.7%	748,958	691,548	8.3%

Research and development	15,914	15,857	0.4%	62,722	54,435	15.2%
Selling, general and administrative	115,360	121,681	(5.2)%	436,789	431,780	1.2%
Amortization of acquired intangible assets	11,296	10,425	8.4%	48,261	32,031	50.7%
Remeasurement of contingent consideration	(20,855)	—	n/m	(23,022)	—	n/m
Gain on divestiture and sale of assets	—	(2,000)	n/m	—	(2,000)	n/m
Impairment of intangible assets	—	—	n/m	2,391	10,419	n/m
Operating expenses	121,715	145,963	(16.6)%	527,141	526,665	0.1%

Operating income	71,335	29,943	138.2%	221,817	164,883	34.5%

Interest and other expense, net	(598)	(6,529)	(90.8)%	(9,746)	(13,018)	(25.1)%

Income before taxes	70,737	23,414	202.1%	212,071	151,865	39.6%

Provision for income taxes	12,756	3,047	318.6%	44,392	34,307	29.4%

Net income	$57,981	$20,367	184.7%	$167,679	$117,558	42.6%

Net income per common share assuming dilution	$1.17	$0.40	192.5%	$3.31	$2.29	44.5%

Weighted average number of shares:
Basic	49,193	50,787		50,330	50,706
Diluted	49,476	51,408		50,730	51,397

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	58.4%	51.2%	7.2%	55.0%	52.8%	2.2%
Research and development	4.8%	4.6%	0.2%	4.6%	4.2%	0.4%
Selling, general and administrative	34.9%	35.4%	(0.5)%	32.1%	33.0%	(0.9)%
Operating income	21.6%	8.7%	12.9%	16.3%	12.6%	3.7%
Income before taxes	21.4%	6.8%	14.6%	15.6%	11.6%	4.0%
Net income	17.5%	5.9%	11.6%	12.3%	9.0%	3.3%

Revenue Analysis by Business Unit
(Data in thousands)

	Three Months Ended
	3/29/2025	3/30/2024	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth
Revenues by business unit(2)	(unaudited)
Plasma(5)	$126,736	$139,479	(9.1)%	(0.2)%	—%	(8.9)%

Apheresis	54,320	54,469	(0.3)%	(1.9)%	—%	1.6%
Whole Blood	1,686	17,521	(90.4)%	(0.2)%	(53.8)%	(36.4)%
Blood Center	56,006	71,990	(22.2)%	(1.4)%	(20.6)%	(0.2)%

Interventional Technologies(3)	66,799	55,117	21.2%	(1.0)%	9.8%	12.4%
Blood Management Technologies(4)	81,058	76,704	5.7%	(0.7)%	—%	6.4%
Hospital	147,857	131,821	12.2%	(0.8)%	4.1%	8.9%

Total net revenues	$330,599	$343,290	(3.7)%	(0.7)%	(2.8)%	(0.2)%

	Year Ended
	3/29/2025	3/30/2024	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth
Revenues by business unit(2)	(unaudited)
Plasma(5)	$535,431	$569,535	(6.0)%	(0.1)%	—%	(5.9)%

Apheresis	213,134	211,173	0.9%	(1.5)%	—%	2.4%
Whole Blood	47,990	72,058	(33.4)%	(0.1)%	(17.3)%	(16.0)%
Blood Center	261,124	283,231	(7.8)%	(1.1)%	(5.2)%	(1.5)%

Interventional Technologies(3)	255,019	174,285	46.3%	(0.6)%	30.4%	16.5%
Blood Management Technologies(4)	309,250	282,004	9.7%	(0.2)%	—%	9.9%
Hospital	564,269	456,289	23.7%	(0.3)%	11.6%	12.4%

Total net revenues	$1,360,824	$1,309,055	4.0%	(0.3)%	2.9%	1.4%
(1) Reflects the impact in Blood Center of the divestiture of the Whole Blood product line as of its completion in January 2025 as well as the impact in Hospital of the Esophageal Protection product line acquired as part of the Attune Medical transaction in April 2024 and the Sensor-Guided Technologies product line acquired as part of the OpSens Inc. transaction through the first anniversary of the acquisition in December 2023.

(2) Beginning in fiscal 2025, the Company integrated service revenue within its three business units. Prior periods were conformed to current presentation.
(3) Interventional Technologies includes Vascular Closure, Sensor Guided Technologies and Esophageal Protection product lines of the Hospital business unit.
(4) Blood Management Technologies includes Hemostasis Management, Cell Salvage and Transfusion Management product lines of the Hospital business unit.
(5) Plasma revenue includes CSL U.S. disposables revenue of $12.3 million and $99.8 million in the fourth quarter and full year of fiscal year 2025, respectively, as compared to $36.3 million and $154.53 million in the fourth quarter and full year of fiscal 2024, respectively.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	3/29/2025	3/30/2024
	(unaudited)
Assets
Cash and cash equivalents	$306,763	$178,800
Accounts receivable, net	202,657	206,562
Inventories, net	365,141	317,202
Other current assets	60,414	66,339
Total current assets	934,975	768,903
Property, plant & equipment, net	284,052	311,362
Intangible assets, net	455,743	406,117
Goodwill	604,269	565,082
Other assets	171,909	144,127
Total assets	$2,450,948	$2,195,591

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$303,558	$10,229
Other current liabilities	274,555	290,154
Total current liabilities	578,113	300,383
Long-term debt	921,230	797,564
Other long-term liabilities	130,769	137,685
Stockholders' equity	820,836	959,959
Total liabilities & stockholders' equity	$2,450,948	$2,195,591

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	3/29/2025	3/30/2024
	(unaudited)
Cash Flows from Operating Activities:
Net income	$167,679	$117,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,586	97,215
Amortization of fair value inventory step-up	14,956	3,347
Share-based compensation expense	29,636	28,332
Impairment of intangible assets	2,391	10,419
Gain on repurchase of convertible senior notes, net	(12,600)	—
Gains on sales of property, plant and equipment	(15,698)	(1,013)
Deferred income taxes	(5,219)	(11,039)
Remeasurement of contingent consideration	(23,022)	—
Change in other non-cash operating activities	9,978	11,633
Change in accounts receivable, net	6,956	(24,193)
Change in inventories, net	(64,704)	(60,061)
Change in prepaid income taxes	226	(983)
Change in other assets and other liabilities	(25,232)	(34,046)
Change in accounts payable and accrued expenses	(19,208)	44,582
Net cash provided by operating activities	181,725	181,751
Cash Flows from Investing Activities:
Capital expenditures	(39,278)	(38,125)
Non-cash transfers from inventory to property, plant and equipment for Haemonetics equipment	(21,112)	(28,171)
Proceeds from divestiture and sale of assets	43,291	1,500
Proceeds from sale of property, plant and equipment	23,253	1,810
Acquisition	(150,906)	(243,852)
Other investments	(17,143)	(15,551)
Net cash used in investing activities	(161,895)	(322,389)
Cash Flows from Financing Activities:
Repayments, net of borrowings	447,312	37,750
Purchase of capped call related to convertible notes	(88,200)	—
Debt issuance costs	(23,135)	—
Share repurchase	(225,000)	—
Contingent consideration payments	—	(849)
Proceeds from employee stock programs	8,333	7,214
Cash used to net share settle employee equity awards	(10,243)	(5,885)
Other financing activities	(249)	(73)
Net cash provided by (used in) financing activities	108,818	38,157
Effect of exchange rates on cash and cash equivalents	(685)	(3,185)
Net Change in Cash and Cash Equivalents	127,963	(105,666)
Cash and Cash Equivalents at Beginning of the Period	178,800	284,466
Cash and Cash Equivalents at End of Period	$306,763	$178,800

Free Cash Flow Reconciliation:
Cash provided by operating activities	$181,725	$181,751
Capital expenditures	(39,278)	(38,125)
Additions to Haemonetics equipment	(21,112)	(28,171)
Proceeds from sale of property, plant and equipment	23,253	1,810
Free cash flow	$144,588	$117,265

Reconciliation of Adjusted Measures for Fourth Quarter of FY25 and FY24
(Data in thousands, except per share data)

Three Months Ended March 29, 2025:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$193,050	$121,715	$71,335	$(598)	$12,756	$57,981	$1.17
Amortization of acquired intangible assets	—	(11,296)	11,296	—	2,805	8,491	0.17
Amortization of fair value inventory step-up	2,637	—	2,637	—	641	1,996	0.04
Acquisition, integration and divestiture related costs	2,407	(4,882)	7,289	(2,559)	1,278	3,452	0.06
Restructuring costs	170	(814)	984	—	321	663	0.01
Restructuring related costs	790	(898)	1,688	—	386	1,302	0.03
Digital transformation costs	—	(4,450)	4,450	—	1,045	3,405	0.07
MDR and IVDR costs	13	(1,686)	1,699	—	404	1,295	0.03
Litigation-related charges	—	(1,820)	1,820	—	442	1,378	0.03
Remeasurement of contingent consideration	—	20,855	(20,855)	—	(70)	(20,785)	(0.42)
Discrete tax items	—	—	—	—	(2,396)	2,396	0.05
Adjusted	$199,067	$116,724	$82,343	$(3,157)	$17,612	$61,574	$1.24
Adjusted, as a percentage of net revenues	60.2%	35.3%	24.9%			18.6%

Three Months Ended March 30, 2024:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$175,906	$145,963	$29,943	$(6,529)	$3,047	$20,367	$0.40
Amortization of acquired intangible assets	—	(10,425)	10,425	—	2,759	7,666	0.15
Amortization of fair value inventory step-up	3,347	—	3,347	—	887	2,460	0.05
Acquisition, integration and divestiture related costs	31	(3,450)	3,481	—	1,056	2,425	0.05
Restructuring costs	3,958	(2,088)	6,046	—	1,419	4,627	0.09
Restructuring related costs	2,129	(816)	2,945	—	751	2,194	0.05
Digital transformation costs	—	(4,955)	4,955	—	1,244	3,711	0.07
Write downs of certain in-process intangible assets and PCS2 related charges	112	(4,362)	4,474	—	1,143	3,331	0.06
MDR and IVDR costs	—	(1,001)	1,001	—	245	756	0.01
Litigation-related charges	—	14	(14)	—	17	(31)	—
Gain on divestiture	—	2,000	(2,000)	—	(510)	(1,490)	(0.03)
Adjusted	$185,483	$120,880	$64,603	$(6,529)	$12,058	$46,016	$0.90
Adjusted, as a percentage of net revenues	54.0%	35.2%	18.8%			13.4%

Reconciliation of Adjusted Measures for Year-to-Date FY25 and FY24
(Data in thousands, except per share data)

Year Ended March 29, 2025:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$748,958	$527,141	$221,817	$(9,746)	$44,392	$167,679	$3.31
Amortization of acquired intangible assets	—	(48,261)	48,261	—	11,986	36,275	0.72
Amortization of fair value inventory step-up	14,956	—	14,956	—	3,646	11,310	0.22
Acquisition, integration and divestiture related costs	3,204	(19,700)	22,904	(2,484)	2,415	18,005	0.35
Restructuring costs	11,328	(2,585)	13,913	—	3,477	10,436	0.21
Restructuring related costs	3,304	(3,941)	7,245	—	1,690	5,555	0.11
Digital transformation costs	—	(20,273)	20,273	—	4,818	15,455	0.30
Write downs of certain assets	—	(4,000)	4,000	—	971	3,029	0.06
MDR and IVDR costs	13	(4,810)	4,823	—	1,144	3,679	0.07
Litigation-related charges	—	(2,877)	2,877	—	699	2,178	0.04
Gain on repurchase of convertible notes, net	—	—	—	(12,600)	(3,059)	(9,541)	(0.19)
Gain on sale of property, plant and equipment	—	14,134	(14,134)	—	(3,432)	(10,702)	(0.21)
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Remeasurement of contingent consideration	—	23,022	(23,022)	—	(70)	(22,952)	(0.45)
Discrete tax items	—	—	—	—	707	(707)	(0.01)
Adjusted	$781,763	$455,459	$326,304	$(24,830)	$69,965	$231,509	$4.57
Adjusted, as a percentage of net revenues	57.4%	33.5%	24.0%			17.0%

Year Ended March 30, 2024:	Gross profit	Operating expenses	Operating income	Interest and other income (expense)	Provision for income taxes	Net income	Earnings per diluted share
Reported	$691,548	$526,665	$164,883	$(13,018)	$34,307	$117,558	$2.29
Amortization of acquired intangible assets	—	(32,031)	32,031	—	8,241	23,790	0.46
Amortization of fair value inventory step-up	3,347	—	3,347	—	887	2,460	0.05
Acquisition, integration and divestiture related costs	31	(11,218)	11,249	—	1,340	9,909	0.19
Restructuring costs	11,287	(2,802)	14,089	—	3,180	10,909	0.21
Restructuring related costs	5,733	(3,766)	9,499	—	2,355	7,144	0.14
Digital transformation costs	—	(15,667)	15,667	—	3,853	11,814	0.23
PCS2 related charges	331	(4,764)	5,095	—	1,300	3,795	0.07
MDR and IVDR costs	—	(5,588)	5,588	—	1,322	4,266	0.08
Litigation-related charges	—	(6,670)	6,670	—	1,701	4,969	0.10
Impairment of intangible assets	—	(10,419)	10,419	—	3,376	7,043	0.14
Gain on divestiture	—	2,000	(2,000)	—	(510)	(1,490)	(0.03)
Discrete tax items	—	—	—	—	(1,466)	1,466	0.03
Adjusted	$712,277	$435,740	$276,537	$(13,018)	$59,886	$203,633	$3.96
Adjusted, as a percentage of net revenues	54.4%	33.3%	21.1%			15.6%